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                                                                     Exhibit 4.5

                           TUTORNET.COM GROUP, INC.
                           (A Delaware Corporation)

                              WARRANT CERTIFICATE

WARRANT NUMBER SERIES B-1                             NUMBER OF WARRANTS: 31,682


         SERIES "B" WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF THE $.00001 PAR VALUE COMMON STOCK OF TUTORNET.COM GROUP, INC.

THE ISSUE OF THESE WARRANTS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AND ITS COUNSEL, TO THE EFFECT THAT ANY PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

     FOR VALUE RECEIVED, Tutornet.com Group, Inc. (the "Company"), a Delaware corporation, hereby certifies that Business Development Corporation, a Colorado corporation, the registered holder hereof, or registered assigns (in either case the "Holder") is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time before April 25, 2004, and not thereafter, one (1) share of the Common Stock of the Company for each one (1) Warrant exercised at a price of $9.15 per share of Common Stock and receive a certificate(s) for the number of shares of Common Stock so purchased upon presentation and surrender of this Warrant Certificate together with the Form of Subscription, constituting a part hereof, to the transfer agent of the Company duly executed and accompanied by payment of the purchase price for all shares purchased, either by certified check or bank draft, payable to the order of the Company. Fractions of shares of the Common Stock of the Company will not be issued. Any denominations of money less that $1.00 paid by the Holder will be retained by the Company.

     During the period that this Warrant is exercisable, the Holder may, in lieu of paying the cash exercise price, convert this Warrant, in whole or in part, into the number of shares determined by dividing (a) the aggregate Fair Market Value (determined on the date of exercise) of the shares of the Company's Common Stock issuable upon exercise of this Warrant minus the aggregate Warrant Price of such shares by (b) the Fair Market Value (determined on the date of exercise) of one share. For purposes of this paragraph, "Fair Market Value" shall be the value determined in accordance with the following provisions:
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          (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System or SmallCap Market, or is quoted on the OTC Bulletin Board, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through, in order of preference, the Nasdaq National Market System, the SmallCap Market, or the OTC Bulletin Board, or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on the exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Common Stock is at the time neither listed nor admitted to trading on any exchange nor traded on the Nasdaq National Market System or the SmallCap Market, or traded on the OTC Bulletin Board, then such Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

     The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the shares of common stock of the Company are not registered or qualified as the case requires.

     The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Series "A" Warrants then outstanding.

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue in respect to this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that this Warrant shall be exercised, and the Common Stock purchasable upon exercise thereof shall become deliverable.

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     The Warrants are not redeemable and my not be canceled by the Company.

     This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the registered owner at the time of such surrender.

     The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price shall be subject to adjustment from time to time as follows:

     (1) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time reduce the then outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or combination shall be proportionately decreased in each instance.

     (2) If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors of the Company shall make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

     (3) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is required to be adjusted as herein provided, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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     (4)  In case of any reclassification of the outstanding shares of Common
Stock, other than a change covered by paragraph (1) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrant) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (1) above, then such adjustment shall be made pursuant to both paragraph (1) above and this paragraph (4). The provisions of this paragraph (4) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

     (5) In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants outstanding and not expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the registered Holder of this Warrant Certificate as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

     (6) In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of securities of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant Certificate not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the rights of the Holder of this warrant to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on before one day prior to the date of such closing of the books or such record date.

     (7) In the case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer or sell any shares of Common Stock, or securities convertible into Common Stock, at a price per share which is less than the exercise

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price of these Warrants, then such exercise price shall be reduced to the lowest offer or sale price of such shares.

     The Holder of this Warrant shall have the registration rights pertaining to the shares underlying the Warrants as set forth in this paragraph:

     (1) Certain Definitions. As used in this paragraph, the following definitions shall apply:

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Registerable Securities" means the shares underlying this Warrant, provided, however, that Registerable Securities shall not include any such shares which have previously been registered or sold to the public.

          "Registration Expenses" means all expenses incurred by the Company in complying with this paragraph including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees and expenses of the Holder's counsel.

          The terms "register", "registered" and "registration" refer to a registration affected by preparing and filing a registration statement in compliance with the Securities Act of 1933 (the "Securities Act"), and any post-effective amendments filed in connection therewith, and the declaration of the effectiveness of such registration statement

     (2)  Registration.

          (i) Demand Registration. If Holders owning a majority of the Registerable Securities shall so request in writing prior to March 24, 2004, the Company shall promptly proceed at its own expense to prepare and file with the Commission one registration statement under the Securities Act, with respect to the Registerable Securities. Within 15 days following receipt of such request, the Company shall:

               (aa) promptly give to the other Holders written notice thereof:
          and

               (bb) include in such registration (and any related qualification under blue sky laws or other compliance), all the additional Registerable Securities specified in a written request from the Holders received by the Company within 15 days after the Company gives such written notice, subject to the provisions below.

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          (ii) Piggy-back Registration.  If at any time, or from time to time, but prior to March 24, 2004, the Company shall determine to register any equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, using a form that would permit inclusion of Registerable Securities, the Company shall:

               (aa) promptly give to the Holder or Holders written notice thereof: and

               (bb) include in such registration (and any related qualification under blue sky laws or other compliance), all the Registerable Securities specified in a written request from the Holder or Holders received by the Company within 15 days after the Company gives such written notice, subject to the provisions below.

               (iii) Underwriting. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the registration of Registerable Securities held by the Holder in such manner as the managing underwriter may determine. Priority shall be given by such managing underwriter to shares being registered by the Company for its own account and for the account of any shareholders requiring the Company to proceed with such registration.

               (iv) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     (3) Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to this paragraph shall be borne by the Company.

     (4) Registration Procedures. If and whenever the Company effects the registration of Registerable Securities, the Company shall employ reasonable efforts to:

          (i) Furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registerable Securities.

          (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of Registerable Securities

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     covered by such registration statement, including such amendments and supplements as may be necessary to reflect the Holder's intended method of disposition of such Registerable Securities; provided that Company shall have no obligation to keep such registration statement effective and current for any particular period.

     (5) Indemnification. In order to include Registerable Securities in a registration statement under this paragraph, a Holder will be required to indemnify the Company, each of its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other selling shareholder, each of its officers and directors and partners and each person controlling such selling shareholder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company, such holders, such directors, officers, counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, lose, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder for use therein.

     (6) Information by Holder. The Holder shall furnish to the Company such information regarding such Holder, the Registerable Securities and the distribution proposed by the Holder as the Company may request in writing.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective this 25th day of April 2000.

                                       Tutornet.com Group, Inc.


                                       By /s/ Van R. Perkins
                                          --------------------------------------
                                          Van R. Perkins, President

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                           TUTORNET.COM GROUP, INC.

                                ASSIGNMENT FORM
             (To be executed by the registered Holder to effect a
                        Transfer of the Within Warrant)

For Value Received ____________________ hereby sells, assigns, and transfer unto

________________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code of assignee)

___________________ of the Warrants and the rights represented thereby to purchase Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoints Tutornet.com Group, Inc. attorney to transfer this Warrant in whole or in part on the books of Tutornet.com Group, Inc. with full power of substitution. If such number of Warrants to be assigned shall not be all of the Warrants represented by this certificate, a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder shall be delivered to the undersigned.

Date:_________________________         Signed_________________________
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                           TUTORNET.COM GROUP, INC.

                               SUBSCRIPTION FORM
        (To Be Executed by the Registered Holder to Exercise The Rights
           To Purchase Common Stock Evidenced By The Within Warrant)


The undersigned hereby irrevocably subscribes for ______________________________ shares of the Common Stock of Tutornet.com Group, Inc. pursuant and in accordance with the terms and conditions of the Warrant and hereby makes payment of $ _______________________ therefor, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned.

Date:_________________________         Signed_________________________

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
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                           TUTORNET.COM GROUP, INC.

                                CONVERSION FORM
       (To Be Executed by the Registered Holder to Convert the Warrants
      Evidenced by this Warrant Certificate into Shares of Common Stock)


The undersigned hereby irrevocably converts _____________ warrants into ______________________________ shares of the Common Stock of Tutornet.com Group, Inc. pursuant and in accordance with the terms and conditions of this Warrant based upon the Fair Market Value of the Common Stock on the date of exercise, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares, together with the warrants canceled, shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned.

Date:_________________________         Signed_________________________

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS CONVERSION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.